Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-162451, 333-162452) and in the Registration Statements on Form S-8 (Nos. 333-181442, 333-33819; 333-76537; 333-108681; 333-117069; 333-147270, 333-162453) of DDR Corp. of our report dated February 28, 2012, except with respect to our opinion on the consolidated financial statements in so far as it relates to the effects of the discontinued operations as discussed in Note 20, as to which the date is October 1, 2012 relating to the financial statements and the effectiveness of internal control over financial reporting which appears in this Current Report on Form 8-K. We also consent to the incorporation by reference of our report dated February 28, 2012 relating to the financial statement schedules, which appears in DDR Corp.’s Annual Report on Form 10-K for the year ended December 31, 2011.

/s/PricewaterhouseCoopers LLP

Cleveland, Ohio

October 1, 2012